Exhibit 99.1

PHI, Inc. Provides Update on Bankruptcy Proceedings

Reaches settlement with Official Committee of Unsecured Creditors and other key stakeholders that paves the way for a consensual path forward

Emergence expected late summer 2019

LAFAYETTE, LOUISIANA, June 6, 2019 – PHI, Inc. today announced an update in the Company’s Chapter 11 court proceedings, underscoring the positive momentum that the Company has achieved and further executing on the path towards emergence.

Following a successful mediation with Judge David R. Jones, a current sitting judge in the United States Bankruptcy Court for the Southern District of Texas, PHI has reached a settlement agreement with the Official Committee of Unsecured Creditors (“the UCC”) and Thirty Two, LLC that resolves all pending UCC objections and motions and will provide the basis for a consensual Plan of Reorganization. The Company has filed the Agreement with the Bankruptcy Court.

A hearing to approve the Disclosure Statement for PHI’s proposed amended Plan of Reorganization (“the Plan”), which will allow PHI to solicit votes on a consensual plan, has been set for June 18, 2019. PHI expects that it will jointly file an amended and consensual Plan with the UCC prior to this hearing. The Company anticipates that, with the support of the UCC, it will be able to proceed expeditiously towards approval of the Plan. Accordingly, a hearing to confirm the proposed Plan is expected to be scheduled on July 30, 2019. Following that confirmation hearing, if the Court approves the Plan, PHI will consummate the transactions and emerge from Chapter 11.

The Agreement contains certain conditions related to the level of funded debt and available cash of the Company that must be satisfied by the time of the effective date of the Plan of Reorganization. The Company is taking the necessary steps to fulfill these conditions.

Lance Bospflug, PHI’s President and Chief Operating Officer, stated, “This settlement represents a crucial and positive turning point in the case. We are pleased with the progress made so far and are confident that yesterday’s outcome is a strong indicator that we remain on course to achieving a consensual Plan and emergence with the support and partnership of our lenders and the UCC. While we have work to do to satisfy the terms of the agreement, we continue to believe that our Chapter 11 filing and Plan of Reorganization represent the best course of action to address PHI’s matured debt and strengthen our balance sheet, while positioning the Company for continued leadership in our industry and meeting all of our commitments to our stakeholders. Our business has and will continue to operate with the highest standards of safety and quality throughout this process. We are grateful to our employees, customers and vendors for their continued support and partnership throughout this process.”

The Agreement outlines that, if the Plan becomes effective, Al Gonsoulin will retire as the Chief Executive Officer and Chairman of the Board of PHI, and Lance Bospflug will become PHI’s Chief Executive Officer and will be named to the Company’s Board of Directors upon emergence. These management changes are pending the aforementioned approvals of the Company’s Disclosure Statement and Plan of Reorganization.

The Company expects to complete its Chapter 11 process within the previously announced timeline, aiming to emerge in late summer 2019. PHI remains confident that it will emerge with a significantly reduced and more sustainable debt structure, as well as sufficient liquidity, that will position the business for long-term success.

Additional information about the Chapter 11 Cases can be found by visiting the Company’s dedicated microsite: http://restructuring.phihelico.com. Claims information can be found at: https://cases.primeclerk.com/PHI. The Company has also established a hotline to ensure a prompt response to questions, which may be accessed at +1 (844) 216-8745 in the U.S. and Canada or by dialing +1 (347) 761-3249 internationally.

ABOUT PHI, INC.

PHI, Inc. is one of the world’s leading helicopter services companies, operating over 240 aircraft in over 70 locations around the world. Known industry wide for the relentless pursuit of safe, reliable helicopter transportation, PHI offers services to the offshore Oil and Gas, Air Medical applications, and Technical Services applications around the world. The highly trained pilots, maintenance technicians, clinicians and diverse professional talent across the organization gives the company a great depth in all areas of operation and is composed of highly skilled, dedicated, and loyal employees. In addition to operations in the United States, the company has operated in 43 foreign countries and continues to operate for customers across the globe. PHI’s Headquarters are in Lafayette, Louisiana USA and PHI employs approximately 2,200 personnel globally.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are “forward-looking” statements, as defined by (and subject to the “safe harbor” protections under) the federal securities laws. When used herein, the words “anticipates,” “expects,” “believes,” “seeks,” “hopes,” “intends,” “plans,” “projects,” “will” and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements are based on a number of judgments and assumptions as of the date such statements are made about future events, many of which are beyond PHI’s control. These forward-looking statements, and the assumptions on which they are based, (i) are not guarantees of future events, (ii) are inherently speculative and (iii) are subject to significant risks and uncertainties. Actual events and results may differ materially from those anticipated, estimated, projected or implied by PHI in those statements if one or more of these risks or uncertainties materialize, or if PHI’s underlying assumptions prove incorrect. All of PHI’s forward-looking statements are qualified in their entirety by reference to PHI’s discussion of certain important factors that could cause PHI’s actual results to differ materially from those anticipated, estimated, projected or implied in those forward-looking statements.

Factors that could cause PHI’s results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to, risks and uncertainties relating to the Chapter 11 cases, including but not limited to, PHI’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, the effects of the Chapter 11 cases on PHI and its various constituents, the impact of the Bankruptcy Court rulings in the Chapter 11 cases, PHI’s ability to develop and implement a plan of reorganization that will be approved by the Bankruptcy Court and the ultimate outcome of the Chapter 11 cases in general, the length of time PHI will operate under the Chapter 11 cases, attendant risks associated with restrictions on PHI’s ability to pursue and execute its business strategies, risks associated with third-party motions in the Chapter 11 cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity, the potential material adverse effect of claims that are not discharged in the Chapter 11 Cases, uncertainty regarding the Company’s ability to retain key personnel, the uncertainty and continuing risks associated with the Company’s ability to achieve its stated goals and continue as a going concern; PHI’s ability to implement operational improvement efficiencies; the trading price and volatility of the Company’s common stock and risks related to PHI’s delisting from Nasdaq as well as other risks referenced from time to time in PHI’s filings with the U.S. Securities and Exchange Commission.

Additional factors or risks that PHI currently deems immaterial, that are not presently known to PHI, that arise in the future or that are not specific to PHI could also cause PHI’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned not to unduly rely upon PHI’s forward-looking statements, which speak only as of the date made. PHI undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Further, PHI may make changes to its intentions or plans at any time, without notice and for any reason, and can provide no assurances as to the ultimate outcome of the Chapter 11 cases.

Media Contact:

FTI Consulting

Rachel Chesley / Sarah Rosselet

PHI@fticonsulting.com

+1 (212) 850-5681 / +1 (312) 428-2638

Investor Contact:

PHIinfo@primeclerk.com

+1 (844) 216-8745

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